Exhibit 5.1

November 27, 2013

Forestar Group Inc.

6300 Bee Cave Road, Building Two, Suite 500

Austin, Texas 78746

Re:	Forestar Group Inc. Automatic Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Forestar Group Inc., a Delaware corporation (the “Company”), in connection with the public offering of 6,000,000 of the Company’s 6.00% Tangible Equity Units (the “Securities”). The Securities are comprised of (1) a prepaid stock purchase contract (each a “Purchase Contract”) to be issued under the Purchase Contract Agreement (the “Purchase Contract Agreement”), dated as of the date hereof, among the Company, U.S. Bank National Association, as Purchase Contract Agent (the “Purchase Contract Agent”) and the Trustee (as defined below) under the Indenture (as defined below), and (2) a senior amortizing note (the “Amortizing Notes”), to be issued under the Indenture (the “Base Indenture”), dated as of February 26, 2013, between U.S. Bank National Association, as Trustee (the “Trustee”) and the Company, as supplemented by the Supplemental Indenture, dated as of the date hereof (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) between the Trustee and the Company. The Purchase Contracts are to be settled in shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”). The Company entered into an underwriting agreement, dated as of November 20, 2013 (the “Underwriting Agreement”), with Goldman, Sachs & Co., as representative of the several Underwriters named therein (the “Underwriters”), relating to the sale by the Company to the Underwriters of the Securities.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

Forestar Group Inc.

November 27, 2013

In rendering the opinions stated herein, we have examined and relied upon the following:

(i) the registration statement on Form S-3 (File No. 333-192442) of the Company relating to the Securities and other securities of the Company filed on November 20, 2013, with the Securities and Exchange Commission (the “Commission”) under the Securities Act allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations;

(ii) an executed copy of the Indenture;

(iii) an executed copy of the Underwriting Agreement;

(iv) an executed copy of the Purchase Contract Agreement;

(v) the global certificate evidencing the Securities (the “Unit Certificate”);

(vi) the global certificate evidencing the Purchase Contracts (the “Purchase Contract Certificate”);

(vii) the global certificate evidencing the Amortizing Notes (the “Note Certificate”)

(viii) a specimen certificate evidencing the Common Stock, as certified by the Secretary of the Company;

(ix) a copy of the Amended and Restated Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware;

(x) a copy of the Amended and Restated Bylaws of the Company as in effect as of the date hereof and as certified by the Secretary of the Company; and

(xi) a copy of certain resolutions of the Board of Directors of the Company, adopted on November 12, 2013, and certain resolutions of the Pricing Committee thereof, adopted on November 20, 2013, each as certified by the Secretary of the Company.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents

Forestar Group Inc.

November 27, 2013

submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

We do not express any opinion as to the laws of any jurisdiction other than (i) the General Corporation Law of the State of Delaware (the “DGCL”) and (ii) the laws of the State of New York, and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion as to the effect of any non-Opined on Law on the opinions stated herein.

The Indenture, the Unit Certificate, the Purchase Contract Certificate and the Note Certificate are referred to herein collectively as the “Transaction Agreements.”

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions stated herein, we are of the opinion that:

1. When duly authenticated by the Trustee and issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement and the Indenture, the Note Certificate will constitute a valid and binding obligation of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with its terms under the laws of the State of New York.

2. When the Unit Certificate and the Purchase Contract Certificate are duly authenticated by the Purchase Contract Agent and issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement and the Purchase Contract Agreement, the Unit Certificate and the Purchase Contract Certificate will each constitute the valid and binding obligation of the Company, entitled to the benefits of the Purchase Contract Agreement and enforceable against the Company in accordance with its terms under the laws of the State of New York.

3. The shares of Common Stock issuable upon settlement of the Purchase Contracts pursuant to the Purchase Contract Agreement (the “Settlement Shares”) have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and, when issued upon settlement of the Purchase Contracts in accordance with the terms of the Purchase Contract Agreement, will be validly issued, fully paid and nonassessable.

The opinions stated herein are subject to the following qualifications:

(a) the opinions stated herein are limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general laws of equity (regardless of whether enforcement is sought in equity or at law);

Forestar Group Inc.

November 27, 2013

(b) except to the extent expressly stated in the opinions contained herein, we do not express any opinion with respect to the effect on the opinions stated herein of (i) the compliance or non-compliance of any party to any of the Transaction Agreements with any laws, rules or regulations applicable to such party or (ii) the legal status or legal capacity of any such party to any of the Transaction Agreements;

(c) the opinions stated herein are limited to the agreements specifically identified herein without regard to any agreement or other document referenced in such agreement (including agreements or other documents incorporated by reference or attached or annexed thereto);

(d) except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Transaction Agreements constitutes the valid and binding obligation of each party to such Transaction Agreement, enforceable against such party in accordance with its terms;

(e) to the extent any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Agreement, our opinions stated herein are rendered solely in reliance upon New York General Obligations Law sections 5-1401 and 5-1402 and Rule 327(b) of New York Civil Practice Law and Rules and are subject to the qualification that such enforceability may be limited by, in each case, the terms of such sections 5-1401 and 5-1402, as well as by principles of public policy, comity or constitutionality; and

(f) in rendering the opinion set forth in paragraph 3 above, we have assumed that (i) that the global certificate evidencing the Settlement Shares will conform to the specimen certificate examined by us evidencing the Common Stock and (ii) that the Settlement Shares will be issued for a value in excess of the par value of the Settlement Shares at the time of settlement.

In addition, in rendering the foregoing opinions we have assumed that neither the execution and delivery by the Company of the Transaction Agreements nor the consummation by the Company of the transactions contemplated thereby, including the issuance and sale of the Securities: (i) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject, (ii) contravenes or will contravene any order or decree of any governmental authority to which the Company or its property is subject, (iii) violates or will violate any law, rule or regulation to which the Company or its property is subject or (iv) requires the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K, being filed on the date hereof, and incorporated by reference into the Registration Statement. We also hereby consent to the reference to our firm under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement.

Forestar Group Inc.

November 27, 2013

In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP